UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  February 12, 2009
(Date of earliest event Reported)

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor Foster City, California 94404 (650) 513-7000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 12, 2009, the Compensation Committee of the Board of Directors of Equinix, Inc. (“Equinix”) approved the Equinix 2009 Incentive Plan (the “2009 Plan”) for eligible employees of Equinix, including executive officers, for the fiscal year ending December 31, 2009.

     Under the 2009 Plan, an annual target bonus amount has been assigned to each executive officer and may be modified from time to time thereafter.  The annual target bonus amounts under the 2009 Plan range from 55-100% of each executive’s base salary, depending on the executive's position.  The actual annual bonus is determined on the basis of Equinix’s performance against an EBITDA goal, as set forth in the Board of Directors-approved operating plan, adjusted from time to time throughout the plan year.  The EBITDA goal will exclude the impact of one-time events affecting the operating plan, such as expansion projects or acquisitions not contemplated in the operating plan.  100% of the 2009 Plan will be funded if the EBITDA target is met.  For every 1% below operating plan for EBITDA, the bonus shall be reduced by 20%.  No bonuses will be paid if EBITDA is 95% or less than the operating plan target.  In addition, at its discretion the Compensation Committee may reduce or eliminate the actual award that otherwise would be payable should economic conditions warrant it.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 18, 2009	EQUINIX, INC. By: /s/ KEITH D. TAYLOR Keith D. Taylor Chief Financial Officer